UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)
2700 Coast Avenue Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 11, 2014, Intuit Inc. (“Intuit”) issued a press release updating its financial outlook for the quarter ended January 31, 2014 due to the later tax season opening and reiterating its full-year guidance for the 2014 fiscal year. A copy of the press release is attached to this Report as Exhibit 99.01.

The information in this Report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 6, 2014, the Compensation and Organizational Development Committee of Intuit’s Board of Directors approved the appointment of Mark J. Flournoy as Vice President and Chief Accounting Officer of Intuit, effective February 10, 2014.

Mr. Flournoy joined Intuit in 2003 as director of general accounting and internal controls and was named Corporate Controller in 2012.  From 1996 to 2003, Mr. Flournoy served as a Corporate Controller for various private and public companies in California.  He began his career in public accounting at Ernst & Young, where he served from 1992 to 1996.  Mr. Flournoy holds a Bachelor’s degree in Business Administration - Finance from the University of Southern California and a secondary Bachelor’s degree in Accounting from San Diego State University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.01	Press release issued on February 11, 2014 updating financial outlook for the quarter ended January 31, 2014 and reiterating Intuit’s full-year guidance for the 2014 fiscal year.*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014                INTUIT INC.

By: /s/ R. Neil Williams
R. Neil Williams
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number        Description

99.01	Press release issued on February 11, 2014 updating financial outlook for the quarter ended January 31, 2014 and reiterating Intuit’s full-year guidance for the 2014 fiscal year.*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.